Exhibit 99.2

Operating Results Scorecard

As of September 30, 2010

	Q1-08	Q2-08	Q3-08	Q4-08	2008	Q1-09	Q2-09	Q3-09	Q4-09	2009	Q1-10	Q2-10	Q3-10	YTD 2010
Revenue (millions)
US	$40.0	$41.8	$47.3	$51.7	$180.8	$49.4	$52.0	$50.5	$48.8	$200.8	$44.7	$43.4	$40.8	$128.9
Canada	24.6	23.7	21.6	21.0	90.9	19.2	19.2	18.8	19.1	76.3	18.1	16.4	15.2	49.7
Offshore	—	—	0.1	0.6	0.6	2.2	2.0	3.2	4.6	11.9	4.6	7.8	9.6	22.1
Company Total	$64.6	$65.5	$68.9	$73.4	$272.3	$70.7	$73.3	$72.5	$72.5	$289.0	$67.4	$67.7	$65.6	$200.7

Gross Profit %
US	20.0%	14.9%	15.8%	16.9%	16.9%	17.8%	19.4%	19.5%	15.8%	18.1%	15.2%	15.2%	15.1%	15.1%
Canada	5.9%	8.7%	5.8%	0.8%	5.4%	9.1%	17.0%	18.1%	16.1%	15.6%	8.6%	9.6%	5.5%	8.0%
Offshore	n/a	n/a	-976.9%	-148.8%	-215.3%	8.3%	-11.1%	7.1%	22.1%	7.6%	-25.9%	-6.7%	-3.9%	-9.5%
Company Total	14.7%	12.7%	11.9%	10.9%	12.5%	15.2%	17.9%	18.6%	16.2%	17.0%	10.6%	11.3%	10.1%	10.7%

FTE* - Quarterly Average
US	3,272	3,428	3,775	4,282	3,692	4,293	4,344	4,047	4,017	4,173	3,740	3,513	3,281	3,511
Canada	2,077	1,982	1,842	1,734	1,908	1,613	1,502	1,490	1,510	1,528	1,492	1,375	1,262	1,376
Offshore	—	—	5	76	20	216	277	449	613	390	664	1,261	1,562	1,162
Company Total	5,349	5,410	5,622	6,092	5,620	6,122	6,123	5,986	6,140	6,091	5,896	6,149	6,105	6,050

Number of Agent Seats- End of Period**
US	5,449	5,449	5,778	5,687	5,687	5,276	5,276	5,276	5,276	5,276	4,810	4,589	4,589	4,688
Canada	3,026	3,026	2,968	2,968	2,968	2,359	2,359	2,359	2,359	2,359	2,359	1,987	1,987	2,110
Offshore	—	—	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,178	3,162	3,655	2,668
Company Total	8,475	8,475	9,846	9,755	9,755	8,735	8,735	8,735	8,735	8,735	8,347	9,738	10,231	9,466

Number of Sites- End of Period
US	14	14	14	13	13	13	13	13	13	13	11	11	11	11
Canada	6	6	6	6	6	5	5	5	5	5	5	4	4	4
Offshore	—	—	1	1	1	1	1	1	1	1	2	3	3	3
Company Total	20	20	21	20	20	19	19	19	19	19	18	18	18	18

Utilization %
US	60%	63%	65%	75%	66%	81%	82%	77%	76%	79%	78%	77%	71%	75%
Canada	69%	65%	62%	58%	64%	68%	64%	63%	64%	65%	63%	69%	64%	65%
Offshore	n/a	n/a	0%	7%	4%	20%	25%	41%	56%	35%	56%	40%	43%	44%
Company Total	63%	64%	57%	62%	62%	70%	70%	69%	70%	70%	71%	63%	60%	64%

*FTE (Full-Time Equivalent) is calculated by dividing agent hours paid during the period by available work hours.

(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)

**  Seats are pro-rated for the days the site was open or closed during the quarter.